Exhibit (a)(1)(C)

BIOGEN IDEC INC.

NOTICE OF GUARANTEED DELIVERY

FOR

TENDER OF SHARES OF COMMON STOCK
(including associated preferred stock purchase rights)

This notice of guaranteed delivery, or one substantially in the form hereof, must be used to accept the tender offer by Biogen Idec Inc. (“Biogen Idec”) if:

•	certificates evidencing shares of Biogen Idec’s common stock, $0.0005 par value per share, including associated preferred stock purchase rights, are not immediately available or cannot be delivered to the depositary before the expiration date (as defined in the offer to purchase);

•	the procedure for book-entry transfer described in the offer to purchase, dated May 30, 2007, and the related letter of transmittal cannot be completed on a timely basis; or

•	time will not permit all required documents, including a properly completed and duly executed letter of transmittal (or a manually signed facsimile of the letter of transmittal), an agent’s message in the case of a book-entry transfer (as defined in the offer to purchase) and any other required documents, to reach the depositary prior to the expiration date.

This notice of guaranteed delivery, properly completed and duly executed, may be delivered by hand, mail, overnight courier or facsimile transmission to the depositary. See Section 2 of the offer to purchase.

The Depositary for the Offer is:

Computershare Trust Company, N.A.

By Overnight Delivery
Or Express Mail:	By First Class Mail:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
Attention: Corporate Actions	Attention: Corporate Actions
161 Bay State Drive	P.O. Box 859208
Braintree, MA 02184	Braintree, MA 02185-9208

Facsimile Transmission:
(781) 930-4942
(For Eligible Institutions Only)

Confirm Facsimile Receipt by Telephone:
(781) 930-4900

For this notice to be validly delivered, it must be received by the depositary at one of the above addresses before the offer expires. Delivery of this notice to another address will NOT constitute a valid delivery. Deliveries to Biogen Idec, either dealer manager, the information agent or the book-entry transfer facility will not be forwarded to the depositary and will NOT constitute a valid delivery.

This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on the letter of transmittal is required to be guaranteed by an eligible guarantor institution (as defined in the offer to purchase) under the instructions to the letter of transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

NOTICE OF GUARANTEED DELIVERY

By signing this notice of guaranteed delivery, you tender to Biogen Idec Inc. (“Biogen Idec”) at the price per share indicated in this notice of guaranteed delivery, upon the terms and subject to the conditions described in the offer to purchase and the related letter of transmittal, receipt of which you hereby acknowledge, the number of shares specified below pursuant to the guaranteed delivery procedure described in Section 2 of the offer to purchase.

Number of shares to be tendered:           shares.

PRICE AT WHICH YOU ARE TENDERING
(SEE INSTRUCTION 5 TO THE LETTER OF TRANSMITTAL)

YOU MUST CHECK ONE BOX AND ONLY ONE BOX IF YOU WANT TO TENDER YOUR SHARES. IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED, YOUR SHARES WILL NOT BE PROPERLY TENDERED.

SHARES TENDERED AT A PRICE DETERMINED BY YOU:

By checking one of the following boxes below instead of the box under “SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER,” you are tendering shares at the price checked. This action would result in none of your shares being purchased if the purchase price selected by Biogen Idec for the shares is less than the price checked below. If you want to tender portions of your shares at more than one price, you must complete a separate letter of transmittal for each price at which you tender shares. The same shares cannot be tendered at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $47.00	☐ $48.25	☐ $49.25	☐ $50.25	☐ $51.25	☐ $52.25
☐ $47.25	☐ $48.50	☐ $49.50	☐ $50.50	☐ $51.50	☐ $52.50
☐ $47.50	☐ $48.75	☐ $49.75	☐ $50.75	☐ $51.75	☐ $52.75
☐ $47.75	☐ $49.00	☐ $50.00	☐ $51.00	☐ $52.00	☐ $53.00
☐ $48.00

OR

SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER:

☐	By checking THIS ONE BOX INSTEAD OF ONE OF THE PRICE BOXES ABOVE, you are tendering shares and are willing to accept the purchase price selected by Biogen Idec in accordance with the terms of our offer. This action will maximize the chance of having Biogen Idec purchase your shares (subject to the possibility of proration). Note that this will result in your shares having been tendered at $47.00 for purposes of determining the purchase price and could result in your receiving a price per share as low as $47.00.

ODD LOTS

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):

☐	is the beneficial or record owner of fewer than 100 shares in the aggregate, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of fewer than 100 shares in the aggregate and is tendering all of the shares.

In addition, the undersigned is tendering shares either (check one box):

☐	at the Purchase Price, as the same will be determined by Biogen Idec in accordance with the terms of the offer (persons checking this box need not indicate the price per share above); or

☐	at the price per share indicated in the section captioned “SHARES TENDERED AT A PRICE DETERMINED BY YOU.”

CONDITIONAL TENDER
(See instruction 14 to the Letter of Transmittal)

You may condition your tender of shares on our purchasing a specified minimum number of your tendered shares, all as described in Sections 1 and 2 of the offer to purchase. Unless the minimum number of shares you indicate below is purchased by us in our offer, none of the shares you tender will be purchased. It is your responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor before completing this section. Unless this box has been checked and a minimum number of shares specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased, if any are purchased, is: shares.

If because of proration, the minimum number of shares that you designated above will not be purchased, we may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and checked this box:

☐	The tendered shares represent all shares held by me.

Signature(s): _ _

Name(s) of Record Holder(s): _ _
(Please Type or Print)

Certificate Nos.: _ _

Address: _ _
(Zip Code)

Daytime Area Code and Telephone No.: _ _

Date:

If shares will be delivered by book-entry transfer, provide the following information:

   Account Number: _ _

GUARANTEE OF DELIVERY
(Not to be Used for a Signature Guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is also an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (each of the foregoing constituting an “eligible institution”), guarantees the delivery to the depositary of the shares tendered, in proper form for transfer, or a confirmation that the shares tendered have been delivered pursuant to the procedure for book-entry transfer described in the offer to purchase into the depositary’s account at the book-entry transfer facility, in each case together with a properly completed and duly executed letter of transmittal (or a manually signed facsimile of the letter of transmittal), or an agent’s message in the case of a book-entry transfer, and any other required documents, all within three (3) NASDAQ trading days after the date of receipt by the depositary of this notice of guaranteed delivery.

The eligible institution that completes this form must communicate the guarantee to the depositary and must deliver the letter of transmittal and certificates representing shares to the depositary within the time period set forth in the offer to purchase. Failure to do so could result in a financial loss to the eligible institution.

Name of Firm:

Address:

Zip Code

Area Code and Telephone Number:

Authorized Signature

Name:

Please Type or Print

Title:

Dated:	_ _, _ _

Note: Do not send share certificates with this form. Certificates for shares should be sent with the letter of transmittal.

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